EXHIBIT 10.2

HNI CORPORATION
ANNUAL INCENTIVE PLAN

As Amended and Restated Effective February 17, 2010
(subject to shareholder approval for certain provisions)

HNI CORPORATION
ANNUAL INCENTIVE PLAN

I.           AMENDMENT AND RESTATEMENT

1.1           Amendment and Restatement.  HNI Corporation, an Iowa corporation (the "Corporation"), established this HNI Corporation Annual Incentive Plan (previously called the "HNI Corporation Executive Bonus Plan") (the "Plan), effective May 1, 1974.  The Corporation has amended and restated the Plan from time to time, most recently effective January 1, 2005.  The Corporation hereby again amends and restates the Plan, effective February 17, 2010 (the "Restatement Date"), to accomplish certain changes in its form and operation.  Certain changes made to the Plan pursuant to this restatement are subject to shareholder approval, as described in Section 1.3.

1.2           Purpose.  The purpose of the Plan is to encourage a consistently high standard of excellence and continued employment by certain designated key executives and employees of the Corporation and its Subsidiaries.

1.3           Application of the Plan.  The terms of the Plan, as amended and restated herein, apply to Performance Awards for Performance Periods beginning on or after the Restatement Date.  Notwithstanding the foregoing, certain changes made to the Plan by this restatement are subject to, and dependent upon, shareholder approval.  These changes are those made to the definition of "Performance Measures," as described in Section 2.1(m) (termed "Qualifying Factors" and "Profit Achievement Factors" in the version of the Plan in effect prior to the Restatement Date) and to the dollar limit set forth in Section 4.1 (from $2,000,000 to $4,000,000).  The changes to the definition of "Performance Measures" shall not apply until the shareholders of the Corporation approve these changes at their first annual meeting that occurs after the Restatement Date.  Prior to that date, or if the shareholders do not approve the changes, the terms of the Plan defining "Qualifying Factors" and "Profit Achievement Factors," as in effect prior to the Restatement Date, shall continue to apply.  If the shareholders of the Corporation do not approve the restated Plan on the date of their first annual meeting that occurs after the Restatement Date, then the $2,000,000 dollar limit shall continue to apply.

II.           DEFINITIONS, GENDER AND NUMBER

2.1           Definitions.  Whenever used in the Plan, the following terms shall have the meaning set forth below and, when the defined meaning is intended, the term is capitalized:

(a)           "Award" means an incentive award granted under the Plan pursuant to Article 4.

(b)           "Board" means the Board of Directors of the Corporation.

(c)           "Change in Control" means:

(i)           the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Corporation; (II) any acquisition by the Corporation; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this paragraph; or

(ii)           individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease during a 12-month period for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination:  (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities; (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, if such change in the members of the Board was not indorsed by a majority of the members of the Incumbent Board.
(d)           "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

(e)           "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

(f)           "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)           "Committee" means the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be:  (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

(h)           "Corporation" means HNI Corporation, an Iowa corporation.

(i)           "Disability or Disabled," with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Corporation-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be Disabled unless the Participant furnishes proof of the Disability to the Corporation in such form and manner as the Corporation may require.

(j)           "Earned Performance Award" means the Award, if any, payable to a Participant at the end of the Performance Period.

(k)           "162(m) Employee," for a Performance Period, means a "covered employee" of the Corporation within the meaning of Section 162(m)(3), or any subsequent authority, for the Performance Period, or any individual whom the Committee in its judgment determines is likely to be a "covered employee" for the Performance Period.

(l)           "Fiscal Year" means the Corporation's fiscal year.

(m)           "Operating Unit" means either: (i) the Corporation as a whole; (ii) an individual Subsidiary, division, store, or other business unit of the Corporation; or (iii) a grouping of business units that employs the individuals that have been approved to participate in the Plan by the Board.

(n)           "Participant," for any Performance Period, means a person who is designated by the Board to receive benefits under the Plan for such Performance Period who is at the time an officer, executive, or other employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any such capacity.

(o)           "Performance Measure" means performance goals or goals established for the Operating Unit, division or other business unit of an Operating Unit, or any of them, for each Performance Period, in each case as established pursuant to Section 5.  A Performance Measure may take into account such criteria as the Board determines to be appropriate.

Notwithstanding the preceding sentence, in the case of a 162(m) Employee, the Performance Measure shall be based exclusively on one or more of the following corporate-wide or Subsidiary, division, or Operating Unit financial measures:  (1) pre-tax profit or after-tax gross profit, (2) operating income, (3) operating profit, (4) earnings before interest, taxes, depreciation, and amortization, (5) income before taxes, (6) net income, (7) revenue, (8) cash flow, (9) return on invested capital, (10) return on net assets, (11) pre-tax or after tax profit margin,  (12) pre-tax or after-tax profit growth, (13) revenue growth, (14) stock price, and (15) economic profit.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.  Each goal described above may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more Subsidiaries, divisions, or Operating Units) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

In addition to the above, performance goals may be established for Participants on an individual basis to take into account such criteria as the Board determines to be appropriate; provided, however, that in the case of a 162(m) Employee, the individual Performance Measure shall be based exclusively on one or more of the following:  (1)  customer or member satisfaction, (2) reduction in member turnover, (3) improved safety record, (4) integration and/or management of acquisitions, (5) increased inventory turns, (6) productivity of members, materials, manufacturing and/or logistics, (7) strengthen market position (market share), (8) enhancing culture and capabilities, (9) reduction of operating costs, (10) building a best-cost lean enterprise, (11) improving cash flow and/or cash management, (12) developing a succession plan for key positions, (13) improved collaboration among corporate functions and operating units, (14) developing new products and product extensions, (15) improving the customer buying experience, (16) expand distribution, (17) enhance brand and image, (18) developing new market opportunities, (19) risk management, and (20) enhancing corporate compliance.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.  Each goal described above may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more Subsidiaries, divisions or Operating Units) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders' equity and/or shares outstanding, or to assets or net assets.

(p)           "Performance Period" means a Fiscal Year or such other period as may be determined by the Board or the Committee from time to time.

(q)           "Restatement Date" means February 17, 2010.

(r)           "Retirement" means the Participant's termination of employment with the Corporation and its Subsidiaries after the attainment of age 65, or age 55 with ten years of service with the Corporation or a Subsidiary, provided, however, that the Chief Executive Officer, in his or her discretion, may waive or reduce the ten-year service requirement with respect to a Participant.  Notwithstanding the preceding sentence, only the Committee has discretion to waive or reduce the ten-year service requirement with respect to the Chief Executive Officer.

(s)           "Stock Plan" means the HNI Corporation 2007 Stock-Based Compensation Plan.

(t)           "Target Performance Award" means the dollar Award established for a Participant if the Performance Measure applicable to the Participant is achieved.

(u)           "Subsidiary" means any corporation, joint venture, partnership, limited liability company, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.

2.2           Gender and Number.  Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

III.           ELIGIBILITY AND PARTICIPATION

3.1           Eligibility.  Except as otherwise provided in this Section 3, an employee of the Corporation or one of its Subsidiaries will become a Participant for a particular Performance Period to the extent designated by the Board, or by the Chief Executive Officer if the Board delegates such authority to the Chief Executive Officer.
3.2           Participation.  The Corporation will:  (i) notify each eligible employee who has been selected to participate in the Plan for a Performance Period that he or she is a Participant in the Plan for such Performance Period; and (ii) communicate in writing to each Participant the Target Performance Award granted to the Participant pursuant to Article 4 and the Performance Measure applicable to such Participant for such Performance Period pursuant to Article 5.

3.3           Participation After Commencement of Performance Period.  An employee who first becomes eligible to participate after the beginning of a particular Performance Period will become a Participant for such Performance Period only in accordance with this Section 3.2.  The Board, or the Chief Executive Officer if the Board delegates such authority to the Chief Executive Officer, may allow participation for a portion of such Performance Period for such employee on such terms and conditions as the Board (or the Chief Executive Officer) may determine.

3.4           Missing Persons.  Each Participant eligible to receive an Award shall be obligated to keep the Corporation informed of his or her current address until the Award has been paid to him or her.  If, after having made reasonable efforts to do so, the Corporation is unable to locate the Participant for purposes of making a distribution, the Award will be forfeited.  If the missing Participant is located after the date of the forfeiture, the Award will not be reinstated.

IV.           AWARDS

4.1           Earned Performance Award.  Each eligible Participant may earn an Earned Performance Award as hereinafter provided.  The performance of the Operating Unit, or the Participant in the case of individual Performance Measures, during a particular Performance Period will be measured using the Performance Measures established for that Performance Period by the Board in accordance with Section 5.  In the event the performance for the Performance Period is below the minimum Performance Measure established therefore, no Earned Performance Award will be paid to the Participant in respect thereof.  In no event shall an Earned Performance Award exceed $4,000,000 for any Fiscal Year.

4.2           Target Performance Award.  Each Participant shall be assigned a Target Performance Award at the beginning of the Performance Period for the achievement of organizational or individual Performance Measures, or a combination of the two, as determined by the Board, during the Performance Period.  The Target Performance Award will be expressed as a percentage of the Participant's base pay at the time the Target Performance Award is assigned.  The actual Award payable to a Participant at the end of the Performance Period will be determined by applying the percentage achievement of the Performance Measure(s) and multiplying that result against the Target Performance Award to determine the Earned Performance Award.

V.           PERFORMANCE MEASURES

               5.1           Performance Measures.  The Board will approve for each Performance Period the applicable Performance Measures.  Such Performance Measures may be adjusted during a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Board or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

5.2           162(m) Employees.  Notwithstanding anything in the Plan to the contrary, in the case of a Participant who is a 162(m) Employee, a Performance Measure must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the Performance Measure is attained.  A Performance Measure is considered "pre-established" for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measure.  However, in no event will a Performance Measure be considered to be pre-established if it is established after 25 percent of a Performance Period has elapsed.  A Performance Measure is considered "objective" if a third party having knowledge of the relevant facts could determine whether the Performance Measure is met.  A formula or standard is considered "objective" if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  No Award to a 162(m) Employee shall be paid unless and until the Committee has certified that the Performance Measures for the Performance Period have been satisfied.

VI.           PAYMENT OF AWARDS

6.1           Time and Form of Payment.  Subject to Sections 8 and 9, the value of the Earned Performance Award with respect to a Performance Period will be paid on the first day of the Corporation's March fiscal month following the end of the Performance Period, provided the Participant is employed by the Operating Unit as of the last day of such Performance Period.  Payment of the Earned Performance Award shall be made in the form of cash.  However, the Board (or to the extent such authority is delegated to the Committee, by the Committee) may require that an Award (or portion thereof) be paid in the form of shares of Incentive Stock granted by the Board under the Stock Plan:  (i) at the Participant's request, in the amount indicated by the Participant, subject to the Board (or Committee's) approval; or (ii) in the amount of up to 50 percent of the Award in the event that the Board (or Committee) determines, in its sole discretion, that the Participant's respective stock ownership level under the Corporation's Executive Stock Ownership Policy does not reflect appropriate progress toward such Participant's five-year goal thereunder.  The number of shares of Incentive Stock to be paid shall be determined by dividing the cash amount of the Award (or, portion thereof) by the Fair Market Value (as determined pursuant to the Stock Plan) of a share of the Corporation's common stock on the date the Award is paid.

The Board may reduce the amount of, or completely eliminate, an Earned Performance Award otherwise payable to a Participant for a Performance Period if the Board determines that due to the Participant's performance or behavior during or immediately following such Performance Period the Participant should not be entitled to the Earned Performance Award.

6.2           Special Rules for Chief Executive Officer and Chief Financial Officer.  All Earned Performance Awards payable to the Chief Executive Officer and Chief Financial Officer under the Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.

VII.           TERMINATION OF EMPLOYMENT

7.1           Termination Due to Death, Disability or Retirement.  If a Participant terminates employment with the Corporation and its Subsidiaries due to death, Disability, or Retirement occurring before the last day of a Performance Period, the Participant's Earned Performance Award, if any, will be paid on the first day the Corporation's March fiscal month following the end of the Performance Period, and the value of such Award shall be equal to the product of:  (i) the Earned Performance Award the Participant would have received had the Participant remained employed through the end of the Performance Period; multiplied by (ii) a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in such Performance Period.  For these purposes, a Participant will be credited with a month during a Performance Period only if he or she is employed for at least 15 days during the month.

7.2           Termination Other than Due to Death, Disability or Retirement.  Except as provided in Section 8, if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than death, Disability or Retirement before the last day of a Performance Period, the Participant will not be entitled to any payment or Award under the Plan unless otherwise determined by the Board.

VIII.           CHANGE IN CONTROL

In connection with a Change in Control, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the Change in Control, and each Participant's Target Performance Award will become payable without proration within 30 days after such date.

IX.           SALE OF OPERATING UNIT

9.1           Sale of Subsidiary.  Except as provided in Article 8, in the event of a Change in Control of a Subsidiary (determined by applying the "Change in Control" definition set forth in Section 2.1(c) substituting the Subsidiary for the Corporation) with respect to each Participant employed by such Subsidiary on the date of the Change in Control, the value of each Award shall be determined as of the date of the Change in Control by the Board based on the percentage of the Performance Measure completed as of the date of the Change in Control, the number of months of the Performance Period completed at the date of the Change in Control, the actual purchase price of the Subsidiary and such other factors as the Board deems relevant in light of the circumstances of the sale.  Payments pursuant to this Section 9 shall be made 60 days after the date of the Change in Control.  For these purposes, a month will be considered to have been completed at the time of the Change in Control only if the Change in Control occurs later than the 14th day of the month.

9.2           Sale of Other Operating Unit.  Except as provided in Article 8, in the event of the sale of all or substantially all of the assets of an Operating Unit that is not a Subsidiary, with respect to each Participant employed by such Operating Unit on the date of the sale and who has a separation from service with the Corporation due to such sale, the value of each Award shall be determined as of the date of the sale by the Board based on the percentage of the Performance Measure completed as of the date of the sale, the number of months of the Performance Period completed at the date of the sale, the actual purchase price of the Operating Unit and such other factors as the Board deems relevant in light of the circumstances of the sale.  Payments pursuant to this Section 9.2 shall be made 60 days after the date of the separation from service.  For these purposes, a month will be considered to have been completed at the time of the sale only if the sale occurs later than the 14th day of the month.

X.           TRANSFERS AND CHANGE IN RESPONSIBILITIES

If a Participant's responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in the Plan, the Corporation may, as determined by the Board, either:  (a) continue the Participant's participation in the Plan and establish a new Target Performance Award and Performance Measure for the Participant with respect to his or her new position; or (b) terminate the Participant's participation in the Plan and, as of the date of such change or transfer, prorate the Participant's Target Performance Award on the basis of the ratio of the number of months of the Participant's participation during the Performance Period to which such Target Performance Award relates to the aggregate number of months in such Performance Period.  For these purposes, a Participant will be considered to have participated for a month during a Performance Period only if he or she participated for at least 15 days during the month.  If the Participant's participation in the Plan is not terminated pursuant to (b), above, then the Participant's Earned Performance Award will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period.  For these purposes, a Participant will be credited with a month of service at an Operating Unit only if he or she was employed by the Operating Unit for at least 15 days during the month.   Notwithstanding any provision of the Plan to the contrary, no such change or transfer shall change the time or form of payment of the Earned Performance Award.

XI.           ADMINISTRATION

           11.1           Administration.  The Plan shall be administered by the Board.  In addition to the other powers granted under the Plan, the Board shall have all powers necessary to administer the Plan, including, without limitation, powers:

(a)           to interpret the provisions of the Plan; and

(b)           to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.

11.2           Actions of the Board.  The Board has total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees and Participants under the Plan and their interests. All determinations, interpretations, rules and decisions of the Board including those made or established by any person or entity to whom the Board has delegated duties, responsibilities or authority (if made or established pursuant to such delegation), are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

11.3           Delegation.  The Board or any officer or other employee of the Corporation designated by the Board, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Corporation or other individuals or entities.  Any delegation may be rescinded by the Board at any time.  Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

11.4           Expenses.  Each Operating Unit shall reimburse the Corporation for the amount of the Award that is awarded and paid to Participants for services to such Operating Unit, as determined by the Board.

11.5           Indemnification and Exculpation.  The agents, officers, directors, and employees of the Corporation and its Subsidiaries shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Corporation's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding.  The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

11.6           Powers of Committee.  The Board may delegate all or any part of its power and authority under the Plan to the Committee.  Notwithstanding anything in the Plan to the contrary, however, in the case of a 162(m) Employee, the Committee shall have sole and exclusive authority to:  (a) establish the Performance Measures for such employee; (b) determine and certify the achievement of the Performance Measures for such employee, and (iii) make any other discretionary decision affecting such employee.  The administration of all aspects of the Plan applicable to Awards to 162(m) Employees is intended to comply with the exception under Section 162(m) of Code, as amended, for qualified performance-based compensation and shall be construed, applied and administered accordingly.

XII.           AMENDMENT AND TERMINATION

The Plan may be amended or terminated from time to time by the Board.  In the event the Plan is terminated before the last day of a Performance Period, the Earned Performance Award otherwise payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if the Plan had not been terminated.  For these purposes, a month will be considered to have been completed at the time of the amendment or termination only if the amendment or termination is effective later than the 14th day of the month.

The Plan will be terminated in the event the shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation that will be taxed under Section 331 of the Code.  In such case, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the dissolution, and each Participant's Target Performance Award will become payable upon such dissolution.

XIII.           WITHHOLDING

The Corporation may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Corporation or Subsidiary upon the payment of an Award.  The Corporation may withhold shares of Incentive Stock paid pursuant to Article 6 having a Fair Market Value equal to the amount necessary to satisfy the Corporation's or Subsidiary's minimum statutory withholding requirements upon the payment of an Award from Incentive Stock that otherwise would have been delivered to a Participant.   The Corporation may, subject to any terms and conditions that the Board or Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory income withholding taxes by:  (a) having the Corporation withhold shares of Incentive Stock otherwise to be delivered upon the payment of an Award with a Fair Market Value equal to the amount of such taxes, or (b) paying cash.  Any such election must be made on or before the date that the amount of tax to be withheld is determined.  For purposes hereof, "Fair Market Value" shall have the same meaning as in the Stock Plan.

XIV.           MISCELLANEOUS

14.1           No Rights to Awards.  No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

14.2           Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any shares or other equity security of the Corporation which is granted pursuant to an Award hereunder unless and until such person becomes a stockholder of record with respect to such shares or equity security.

14.3           Governing Law.  The Plan, each Award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

14.4           No Limit on Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Corporation or a Subsidiary from adopting or continuing in effect other or additional compensation plans or arrangements.

14.5           No Rights to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Corporation or any Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, with or without cause.  In addition, the Corporation or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

14.6           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

14.7           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Corporation or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Subsidiary.

14.8           Securities Matters.  The Corporation shall not be required to deliver any Incentive Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

14.9           No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan.  Any fractional share otherwise payable under the Plan shall be settled in the form of cash.

14.10           Headings.  Headings are given to the Articles, Sections and Subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

14.11           Nontransferability.  No Award or other benefit payable at any time under the Plan will be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

14.12           No Other Agreements.  The terms and conditions set forth herein constitute the entire understanding of the Corporation, the Subsidiaries and the Participants with respect to the matters addressed herein.

14.13           Incapacity.  In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister, adult child, or other person deemed by the Corporation to have incurred expenses for the care of the Participant, unless a duly qualified guardian or other legal representative has been appointed.

14.14           Release.  Any payment of benefits to or for the benefit of a Participant that is made in good faith by the Corporation in accordance with the Corporation's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Corporation and all Subsidiaries for benefits under the Plan to the extent of such payment.

14.15           Notices.  Any notice permitted or required under the Plan shall be in writing and shall be hand-delivered or sent, postage prepaid, by first class mail, or by certified or registered mail with return receipt requested, to the Board, if to the Corporation, or to the address last shown on the records of the Corporation, if to a Participant.  Any such notice shall be effective as of the date of hand-delivery or mailing.

14.16           Successors.  All obligations of the Corporation under the Plan shall be binding upon and inure to the benefit of any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.